SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

ON SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Steven P. Hanson

President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of ON Semiconductor Corporation (the “Company”) will be held at the Wyndham Buttes Resort, 2000 Westcourt Way, Tempe, AZ 85282 on Wednesday, May 23, 2001 at 9:30 A.M., local time, for the following purposes:

1.	To elect three Class II Directors each for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004 or until his successor has been duly elected and qualified, or until his sooner resignation, removal or disqualification;

2.	To approve an amendment of the 2000 Stock Incentive Plan to increase the number of shares of the Company’s common stock (“Common Stock”) issuable thereunder: (i) by 3,000,000 (for an aggregate of 13,000,000 shares), effective as of the date of stockholder approval; (ii) by an additional 3.5% of the total outstanding number of shares of Common Stock effective as of January 1, 2002; and (iii) by an additional 4% of the total number of outstanding shares of Common Stock effective as of January 1, 2003. The 2000 Stock Incentive Plan, as currently in effect, is set forth as Appendix A to this Proxy Statement;

3.	To approve an amendment of the 2000 Employee Stock Purchase Plan to increase the number of shares of Common Stock issuable thereunder from 1,500,000 to 5,500,000, and to make a related change to limit the number of shares issuable to any participant. The 2000 Employee Stock Purchase Plan, as currently in effect, is set forth as Appendix B to this Proxy Statement;

4.	To consider and act upon a proposal to ratify the action of the Board of Directors in selecting PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the current year; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on March 28, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of ON Semiconductor Corporation, Visitor Reception Desk, 5005 E. McDowell Road, Phoenix, AZ 85008 between the hours of 8:00 A.M. and 4:30 P.M., local time, each weekday. Such list will also be available at the Annual Meeting.

Your vote is important to us. Please vote as soon as possible by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

Sincerely yours,

April 16, 2001

IMPORTANT NOTICE

PLEASE VOTE YOUR SHARES PROMPTLY

Proxy Statement
Management Proposals
Proposal 1
Class II -- Nominees for Terms Expiring in 2004
Class III -- Terms Expiring in 2002
Class I -- Terms Expiring in 2003
Proposal 2 Amendment of 2000 Stock Incentive Plan
Summary of Plan
Proposal 3 Amendment of 2000 Employee Stock Purchase Plan
Summary of Plan
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
The Board of Directors
Committees of the Board
Board Committee Membership
Compensation of Directors
Compensation of Executive Officers
SUMMARY COMPENSATION TABLE
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Employment Agreements/Change in Control Agreements
Compensation Committee Report
Compensation Philosophy and Guiding Principles
Compensation Programs and Process
The Chief Executive Officer’s Compensation
Compliance with Internal Revenue Code Section 162(m)
Compensation Committee Interlocks and Insider Participation
Performance Graph Stock Price Performance
Audit Committee Report
Audit and Related Fees
Principal Stockholders
Relationships and Related Transactions
Share Ownership of Directors and Officers
Section 16(a) Reporting Compliance
Miscellaneous Information
Solicitation of Proxies
Annual Report/Form 10-K
Other Business
Stockholder Nominations and Proposals
Appendix A
Appendix B
Appendix C

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Management Proposals	2

Proposal 1 — Election of Directors	2

Class II — Nominees for Terms Expiring in 2004	2

Class III — Terms Expiring in 2002	3

Class I — Terms Expiring in 2003	3

Proposal 2 — Amendment of 2000 Stock Incentive Plan	4

Summary of Plan	4

Proposal 3 — Amendment of 2000 Employee Stock Purchase Plan	7

Summary of Plan	7

Proposal 4 — Ratification of Appointment of Independent Accountants	10

The Board of Directors	10

Committees of the Board	10

Board Committee Membership	11

Compensation of Directors	11

Compensation of Executive Officers	12

Summary Compensation Table	12

Option Grants in Last Fiscal Year	13

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	14

Employment Agreements/ Change in Control Agreements	15

Compensation Committee Report	16

Compensation Philosophy and Guiding Principles	16

Compensation Programs and Process	16

The Chief Executive Officer’s Compensation	18

Compliance with Internal Revenue Code Section 162(m)	18

Compensation Committee Interlocks and Insider Participation	19

Performance Graph — Stock Price Performance	20

Audit Committee Report	21

Audit and Related Fees	21

Principal Stockholders	22

Relationships and Related Transactions	22

Share Ownership of Directors and Officers	23

Section 16(a) Reporting Compliance	24

i

Miscellaneous Information	24

Solicitation of Proxies	24

Annual Report/ Form 10-K	24

Other Business	24

Stockholder Nominations and Proposals	24
Appendices

Appendix A — 2000 Stock Incentive Plan	A-1

Appendix B — 2000 Employee Stock Purchase Plan	B-1

Appendix C — Audit Committee Charter	C-1

ii

ON SEMICONDUCTOR CORPORATION

5005 E. MCDOWELL ROAD
PHOENIX, ARIZONA 85008

PROXY STATEMENT

       This statement and the accompanying notice and proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board”) of ON Semiconductor Corporation (the “Company”) of proxies to be used at the Company’s Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001 at 9:30 A.M., local time at the Wyndham Buttes Resort, 2000 Westcourt Way, Tempe, AZ 85282 and at any adjournment or postponement thereof (the “Annual Meeting”). This statement and the accompanying notice and proxy card are first being mailed to stockholders on or about April 16, 2001.

      Whether or not you plan to attend the Annual Meeting, the Board encourages you to vote your shares via mail as more fully described in the proxy card. You may revoke your proxy at any time before it is exercised by submitting to the Secretary of the Company a written notice of revocation, or a properly executed proxy of a later date or by attending the Annual Meeting and voting in person. All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted in favor of:

1.	Election of three Class II Directors each for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2004 or until his successor has been duly elected and qualified, or until his sooner resignation, removal or disqualification;

2.	Approval of an amendment of the 2000 Stock Incentive Plan to increase the number of shares of the Company’s common stock (“Common Stock”) issuable thereunder: (i) by 3,000,000 (for an aggregate of 13,000,000 shares), effective as of the date of stockholder approval; (ii) by an additional 3.5% of the total outstanding number of shares of Common Stock effective as of January 1, 2002; and (iii) by an additional 4% of the total number of outstanding shares of Common Stock effective as of January 1, 2003. The 2000 Stock Incentive Plan, as currently in effect, is set forth as Appendix A to this Proxy Statement;

3.	Approval of an amendment of the 2000 Employee Stock Purchase Plan to increase the number of shares of Common Stock issuable thereunder from 1,500,000 to 5,500,000, and to make a related change to limit the number of shares issuable to any participant. The 2000 Employee Stock Purchase Plan, as currently in effect, is set forth as Appendix B to this Proxy Statement; and

4.	Ratification of the action of the Board of Directors in selecting PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the current year.

      If other matters properly come before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the recommendations of the Board.

      The Board has fixed the close of business on March 28, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      As of the record date of March 28, 2001, there were 172,820,966 outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

      In order to constitute a quorum, shares of Common Stock representing a majority of the total voting power of such shares must be present in person or represented by proxy at the Annual Meeting. In accordance with Delaware law, the Company intends to count shares present in person but not voting and shares for which it has received proxies, but with respect to which holders thereof have withheld voting or abstained as present for purposes of determining the presence or absence of a quorum. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum exists, even if such shares are not voted on matters where discretionary voting by the broker is not allowed (“Broker Non-Votes”).

      Directors will be elected by a plurality of the votes cast. Withheld votes and Broker Non-Votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of each of the other proposals requires the affirmative vote of a majority of the votes represented by the shares of Common Stock voted with respect to each such matter. Abstentions from voting, as well as Broker Non-Votes, if any, are not treated as votes cast and, therefore, will have no effect on the adoption of any such proposal.

MANAGEMENT PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

      The Board is currently divided into three classes of directors. Directors hold office for staggered terms of three years and until their successors are elected and qualified, or until their sooner resignation, removal or disqualification. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class II Directors will be elected at the Annual Meeting to serve for a term expiring at the annual meeting in the year 2004. Due to other commitments, David Stanton, a director since August 1999, resigned effective March 28, 2001, and will not stand for re-election. The Board has determined not to fill his vacancy at this time. The Class I Directors’ terms will expire in 2003. The Class III Directors’ terms will expire in 2002.

      Proxies will be voted FOR the election of the nominees, unless you withhold your vote on your proxy card. The Board has no reason to believe that any of these nominees will be unable to serve. However, if any one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

Class II — Nominees for Terms Expiring in 2004

      The Board recommends that you vote FOR each of the following Class II nominees for election as a Director:

David Bonderman, 58, a Director since August 1999. Mr. Bonderman is a Managing Partner of Texas Pacific Group, a privately held investment firm based in Fort Worth, Texas. Prior to forming Texas Pacific Group in 1992, Mr. Bonderman was Chief Operating Officer and Chief Investment Officer of Keystone Inc., a private investment firm from 1983 to August 1992. Mr. Bonderman serves on the Boards of Directors of the following companies: Continental Airlines, Inc., Bell & Howell, Inc., Denbury Resources Inc., Seagate Technology, Inc., Washington Mutual, Inc., Ryanair Holdings, plc, Paradyne Networks, Inc., Co-Star Realty Information, Inc., Ducati Motor Holdings S.p.A., Korea First Bank, Oxford Health Plans, Inc., Punch Group, Ltd and Magellan Health Services, Inc. Mr. Bonderman also serves in general partner advisory board roles for Newbridge Investment Partners, L.P., Newbridge Latin America, L.P. and Aqua International, L.P.

Justin T. Chang, 33, a Director since August 1999. Mr. Chang is a Partner of Texas Pacific Group, a privately held investment firm based in Fort Worth, Texas, where he has been employed since 1993. Mr. Chang currently serves on the Board of Directors of InterLink Group, Crystal Decisions, Inc. (formerly known as Seagate Software, Inc.), and Xiotech Corporation.

John Legere, 42, a Director since February 2001. Mr. Legere is the President and Chief Executive Officer of Asia Global Crossing, a provider of integrated telecommunication and intellectual property services based in Beverly Hills, California. He was Senior Vice President of Dell Computer Corporation and President of Dell’s operations in Europe, the Middle East, Africa, and Asia Pacific, from 1998 to February 2000. From 1994 to 1998, Mr. Legere served as President of worldwide outsourcing for AT&T Solutions and then President and Chief Executive Officer of AT&T Asia/ Pacific.

      The individuals listed below are presently serving as Directors.

Class III — Terms Expiring in 2002

Steven P. Hanson, 53, a Director since August 1999. Mr. Hanson was appointed President of the Company in August 1999 and Chief Executive Officer in January 2000. He served as the Senior Vice President and General Manager of the Semiconductor Components Group of Motorola, Inc. from June 1997 until August 1999. Mr. Hanson has held several executive and management positions, including Corporate Vice President, since he joined Motorola, Inc. in 1971.

Jerome N. Gregoire, 49, a Director since February 2000. Mr. Gregoire is currently an advisory board member of the Interoperability Clearinghouse, a company providing and developing standards, products and implementation resources for broadband technology located in Washington, D.C., a writer with IDG Publications and a special consultant to the Executive Leadership Team practice of Cambridge Technology Partners. From July 1996 until November 1999, Mr. Gregoire was the Senior Vice President and Chief Information Officer of Dell Computer Corporation. Prior to joining Dell, Mr. Gregoire spent 10 years with PepsiCo, Inc., most recently as Vice President of Information Systems for Pepsi-Cola Company.

Albert Hugo-Martinez, 55, a Director since February 2000. Mr. Hugo-Martinez is the President of Hugo-Martinez and Associates, a consulting and advisory firm based in Del Mar, California. Mr. Hugo-Martinez served as President, Chief Executive Officer and Director of GGTI, Corp. from 1996 until 1999 and President and Chief Executive Officer of Applied Micro Circuits Corp. from 1987 to 1996. Prior to that time, Mr. Hugo-Martinez served as Executive Vice President and Chief Operating Officer of Burr-Brown Research. Mr. Hugo-Martinez began his career at Motorola, Inc., where he served for fourteen years in a variety of positions, including Standard Linear Operations Manager and Military Products Operations Manager. Mr. Hugo-Martinez also serves on the Boards of Directors of Microchip Technology, Inc. and Ramtron International Corporation.

John W. Marren, 38, a Director since July 2000. Mr. Marren is a Partner of Texas Pacific Group, a privately held investment firm based in Fort Worth, Texas. From 1996 through April 2000, Mr. Marren was Managing Director and Co-Head of Technology Investment Banking at Morgan Stanley. From 1992 to 1996, he was Managing Director and Senior Semiconductor Analyst at Alex, Brown and Sons. Mr. Marren also serves on the Board of Directors of Globespan, Inc., Zilog, Inc., BOPS, Inc. and Zhone Technologies Inc.

Class I — Terms Expiring in 2003

Curtis J. Crawford, 53, Chairman of the Board of Directors since September 1999. From 1998 to March 2001, he was Chairman of the Board of Zilog, Inc., a semiconductor design, manufacture and marketing company based in Campbell, California. From 1998 to January 2001, he was President and Chief Executive Officer of Zilog, Inc. From 1997 to 1998, Mr. Crawford was Group President of the Microelectronics Group and President of the Intellectual Property division of Lucent Technologies, a successor to some AT&T businesses. From 1995 to 1997, he was President of the Microelectronics Group. From 1993 to 1995, Mr. Crawford was President of AT&T Microelectronics, a business unit of AT&T Corporation. From 1991 to 1993, he held the position of Vice President and Co-Chief Executive Officer of AT&T Microelectronics. From 1988 to 1991, he held the position of Vice President, Sales, Service and Support for AT&T Computer Systems. Prior thereto, he served in various sales, marketing and executive management positions at various divisions of IBM. Mr. Crawford currently serves as a member of the Board of Trustees of DePaul University and as a member of the Board of Directors of ITT Industries, Inc. and E.I. du Pont de Nemours.

Richard W. Boyce, 46, a Director since September 1999. Mr. Boyce is a Partner of Texas Pacific Group, a privately held investment firm based in Fort Worth, Texas. From 1997 through January 2000, Mr. Boyce was President of CAF, Inc., a consulting firm that provided operating support and insight to various companies controlled by Texas Pacific Group. Mr. Boyce periodically served between 1997 and

1999 as CEO of J. Crew, Inc. He served as interim CEO and Chairman of Favorite Brands International Holding Corp. which filed for protection under Chapter 11 of the Bankruptcy Code on March 30, 1999, and was a Director of Favorite Brands from 1996 to 1999. Mr. Boyce served as Senior Vice President of Operations for Pepsi-Cola North America from 1996 to 1997 and as its Chief Financial Officer from 1994 to 1996. From 1992 to 1994, Mr. Boyce served as Senior Vice President — Strategic Planning for PepsiCo. Prior to joining PepsiCo, Mr. Boyce was a Director at the management consulting firm of Bain & Company, where he was employed from 1980 to 1992. Mr. Boyce also serves on the Board of Directors of J. Crew Group, Inc., Del Monte Foods Corporation and Convergent Communications, Inc.

William A. Franke, 63, a Director since December 1999. Mr. Franke is the Managing Partner of Newbridge Latin America, L.P., an equity investment partnership specializing in Latin American companies with its principal office located in Ft. Worth, Texas. Mr. Franke also serves as the President, CEO and Chairman of the Board of Directors of America West Holdings Corp. and is Chairman and CEO of its subsidiary, America West Airlines, Inc., and has served as Chairman since 1992. He is also the President and owner of Franke & Company and has served in this position since 1987. Mr. Franke also serves on the Board of Directors of Phelps Dodge Corporation and the Air Transport Association.

The Board of Directors recommends a vote “for” approval of Proposal 1.

PROPOSAL 2

AMENDMENT OF 2000 STOCK INCENTIVE PLAN

      The Company’s 2000 Stock Incentive Plan (“2000 SIP”) links the personal interests of members of the Board, employees, officers, executives, and consultants to those of the Company’s stockholders. The 2000 SIP rewards individuals for outstanding performance that generates superior returns to stockholders of the Company.

      In February 2000, the Board and stockholders adopted the 2000 SIP and authorized the issuance of 3,000,000 shares thereunder. The Board and stockholders amended the 2000 SIP in April 2000 increasing the aggregate number of shares reserved for issuance under the 2000 SIP from 3,000,000 to 10,000,000.

      The Board has determined that, in order to continue to reward individuals for outstanding performance resulting in greater returns to stockholders, the number of shares issuable under the 2000 SIP should be increased. Therefore, the Board proposes to increase the number of shares under the 2000 SIP by: (i) 3,000,000 shares of Common Stock (for an aggregate of 13,000,000 shares), effective as of the date of stockholder approval; (ii) an additional 3.5% of the total number of outstanding shares of Common Stock as of January 1, 2002; and (iii) an additional 4% of the total number of outstanding shares of Common Stock as of January 1, 2003. These computations will be made on a non-diluted basis, i.e., excluding all shares previously reserved for issuance under the 2000 SIP and any other equity incentive plan of the Company. The total number of shares available for grant under the 2000 SIP as Incentive Stock Options will continue to be 10,000,000. The 2000 SIP, as currently in effect, is set forth as Appendix A to this Proxy Statement.

SUMMARY OF PLAN

      The following general description of the material features of the 2000 SIP is qualified in its entirety by reference to the 2000 SIP, which is attached as Appendix A.

Purpose

      The purpose of the 2000 SIP is to promote the success and enhance the value of the Company. This purpose is accomplished by linking the personal interest of its Board members, employees, officers, executives and consultants to the interests of the Company’s stockholders. The 2000 SIP provides individuals with an incentive for outstanding performance in order to generate superior returns to stockholders of the Company.

Administration, Amendment and Termination

      The Board has delegated the authority to administer the 2000 SIP to the Compensation Committee of the Board (the “Committee”). The members of the Committee serve at the pleasure of the Board.

      Subject to the terms of the 2000 SIP, the Committee has the exclusive power, authority and discretion to, among other things, designate individuals to receive awards, determine the type, amount and number of each award granted, determine the terms and conditions of any award, amend, modify or terminate any outstanding award in accordance with the terms of the 2000 SIP, prescribe the form of the award agreement, and make all other decisions and determinations that may be required under the 2000 SIP or as the Committee deems necessary or advisable to administer the 2000 SIP.

      With Board approval, the Committee may amend, modify or terminate the 2000 SIP, provided appropriate stockholder approval is obtained when necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

Eligibility

      All members of the Board, employees, officers, and executives of, and consultants to, the Company or its subsidiaries who are employed in the U.S. and foreign countries are eligible to participate as determined by the Board or the Committee. The Committee intends the 2000 SIP to be a broad based employee plan and as part of its first year incentive program, on April 28, 2000, an option to purchase 50 shares was granted to every employee of the Company where permitted by local law. As of December 31, 2000, there were approximately 14,900 employees and directors eligible to participate, subject to limitations of local law, tax policy and custom in such foreign countries.

Number of Shares of Common Stock Available Under the 2000 SIP

      A maximum of 10,000,000 shares is available for issuance under the 2000 SIP. If this amendment is adopted, the shares would increase by (i) an additional 3,000,000 shares of Common Stock (for an aggregate of 13,000,000 shares), effective as of the date of stockholder approval; (ii) an additional 3.5% of the total number of outstanding shares of Common Stock effective as of January 1, 2002; and (iii) an additional 4% of the total number of outstanding shares of Common Stock effective as of January 1, 2003.

Plan Benefits

      The following table sets forth the option awards that have been granted under the SIP as of March 15, 2001. The Board may grant additional options during the remainder of 2001.

	Number of	Date of	Exercise
Name of Individual or Group	Options	Grant	Price

Steven P. Hanson	400,000	2/21/01	$6.13
President and Chief Executive Officer

James Thorburn	0	N/A	N/A
Senior Vice President and Chief Operating Officer*

William George	100,000	2/21/01	$6.13
Senior Vice President and Chief Manufacturing Officer

Dario Sacomani	100,000	2/21/01	$6.13
Senior Vice President and Chief Financial Officer and Treasurer

Michael Rohleder	533,000	2/21/01	$6.13
Senior Vice President and Director of Sales and Marketing

All executive officers, as a group	1,633,000	2/21/01	$6.13

	Number of	Date of	Exercise
Name of Individual or Group	Options	Grant	Price

All directors who are not executive officers, as a group	61,428 **	2/16 & 2/28/01	$7.00, $6.00

All employees who are not executive officers, as a group	3,299,167	2/21/01	$6.13

*	Mr. Thorburn’s employment terminated effective March 10, 2001. (See “Employment Agreements/ Change of Control Agreements” below).

**	21,428 shares at an exercise price of $7.00 per share and 40,000 shares at an exercise price of $6.00 for a total of 61,428 shares.

Incentive Award Distribution

      Under the terms of the 2000 SIP, the Committee may reward individuals in a variety of ways including: (i) stock options (including non-qualified stock options and incentive stock options); (ii) performance-based awards; (iii) stock appreciation rights; (iv) performance shares; (v) restricted stock awards; and (vi) Take Ownership Grants (a one-time award of options underlying 50 shares of Common Stock to all employees granted at the time of the Company’s initial public offering).

Change in Control

      If a “change in control” (as defined in the 2000 SIP) occurs, all outstanding awards will become fully exercisable and all restrictions on outstanding awards will lapse. Upon, or in anticipation of, such an event, the Committee may cause every outstanding award to terminate at a specific time in the future and will give each participant the right to exercise awards during a period of time determined by the Committee.

Tax Aspects

      The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2000 SIP. Tax consequences for any particular individual may be different.

      Non-Qualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a non-qualified stock option or a stock appreciation right is granted. Upon exercise, the recipient will have ordinary income equal to the fair market value of the shares on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock will be capital gain or loss.

      Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for non-qualified stock options). If the recipient exercises the option and then sells the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the recipient exercises the option and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

      Restricted Stock, Performance Units and Performance Shares. A recipient of restricted stock, performance units or performance shares will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

      Tax Effect for the Company. The Company generally will receive a tax deduction for any ordinary income recognized by a participant from an award under the 2000 SIP (for example, the exercise of a non-qualified stock option). Please note, in the case of incentive stock options that meet the requirements described above, the employee will not recognize ordinary income and the Company, therefore, will not receive a deduction. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal

Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, we are able to preserve the deductibility of compensation over $1 million if certain conditions of Section 162(m) are met. These conditions include stockholder approval of the plan, setting limits on the number of awards that any individual may receive and, for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2000 SIP has been designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The Board of Directors recommends a vote “for” approval of Proposal 2.

PROPOSAL 3

AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN

      The Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”) provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through convenient payroll deductions, except where prohibited by law.

      In February 2000, the Board and stockholders adopted the 2000 ESPP that authorized issuance of 1,500,000 shares thereunder.

      The Board has determined, in order to give the Company the ability to continue to attract and retain the talented employees necessary for the Company’s continued growth and success, to amend the 2000 ESPP (i) to increase the number of shares of Common Stock reserved for issuance under the 2000 ESPP from 1,500,000 to 5,500,000 shares of Common Stock effective as of the date of stockholder approval, and (ii) to limit the number of shares of Common Stock available for purchase by any participant for any offering period under the 2000 ESPP to the lesser of (a) 500 shares of Common Stock or (b) the number derived by dividing $6,250 by 100% of the fair market value of one share of Common Stock on the first day of the offering period. The amendment would be effective for the offering period beginning on or about July 1, 2001. The 2000 ESPP, as currently in effect, is set forth as Appendix B to this Proxy Statement.

SUMMARY OF PLAN

      The following general description of the material features of the 2000 ESPP is qualified in its entirety by reference to the 2000 ESPP, which is attached as Appendix B.

Purpose

      The purpose of the 2000 ESPP is to encourage ownership of Common Stock of the Company by all eligible employees and to provide incentives for them to exert maximum efforts for the success of the Company and its affiliates. The 2000 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility to Participate

      Most employees of the Company and its participating subsidiaries are eligible to elect to participate in the 2000 ESPP. However, an employee is not eligible if he or she owns or has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year or if the employee has been employed by the Company for less than 90 days. The Committee intends the 2000 ESPP to be a broad based employee stock purchase plan. As of December 31, 2000, there were approximately 14,900 employees eligible to participate, subject to limitations of local law, tax policy and custom in such foreign countries.

Administration, Amendment and Termination

      The Board has delegated the authority to administer the 2000 ESPP to the Committee. The members of the Committee serve at the pleasure of the Board.

      Subject to the terms of the 2000 ESPP, the Committee has the authority to amend the rules and regulations as it deems necessary or advisable to administer the 2000 ESPP, to correct any defect or supply any omission or reconcile any inconsistency in the 2000 ESPP and to construe and interpret the 2000 ESPP and rules and regulations thereunder. The Committee may also make any other decision and determination under the 2000 ESPP, including determinations relating to eligibility.

      The Company’s Board of Directors may amend or terminate the 2000 ESPP at any time for any reason unless stockholder approval is required by federal or state law or regulation or the rules of the automated quotation system or stock exchange on which the Company’s stock is quoted or listed. In a case where stockholder approval is required, such approval must be obtained within one year of Board action. No amendment or termination may materially and adversely affect the rights of a participant without such participant’s consent.

Number of Shares of Common Stock Available Under the ESPP

      Currently 1,500,000 shares of Common Stock are available for issuance pursuant to the 2000 ESPP. If this Amendment is adopted, the number of shares available for issuance will be increased to 5,500,000. Shares sold under the 2000 ESPP may be newly issued shares, treasury shares or shares purchased on the open market. In the event of any stock split or other change in the capital structure of the Company, appropriate adjustments will be made in the number and kind of shares available for purchase under the 2000 ESPP.

Enrollment and Contributions

      Eligible employees voluntarily elect whether or not to enroll in the 2000 ESPP. Employees join for a period of three months. Employees who have joined the 2000 ESPP are automatically re-enrolled for additional rolling three-month periods, provided that the employee remains eligible under the rules of the 2000 ESPP. However, an employee may cancel his or her enrollment at any time, subject to 2000 ESPP provisions.

      Employees may contribute to the 2000 ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a lower or higher maximum permitted contribution percentage. An employee may change the payroll contribution amount for a future offering period by filing a new enrollment form at least two weeks prior to the beginning of the offering period. An employee may discontinue payroll contributions during an offering period by filing a new enrollment form, and the change will be effective for the next payroll after the enrollment form is received.

Purchase of Shares

      At the end of each offering period, each participating employee’s payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the stock’s fair market value on the first day of the three-month offering period, or (2) the stock’s fair market value on the last day of the offering period. Currently during any single offering period, no employee may purchase more than the number of shares derived by dividing $6,250 by 100% of the fair market value of one share of Common Stock on the first day of the offering period. If the proposed amendment is adopted, the number of shares available for purchase by any participant will be limited to the lesser of: (1) 500 shares of Common Stock, or (2) the number of shares derived by dividing $6,250 by 100% of the fair market value of one share of Common Stock on the first day of the offering period. In the event that an employee’s payroll contribution is greater than the amount the employee is able to purchase, the excess amount will be returned to the employee as soon as practical.

Termination of Participation

      Participation in the 2000 ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the 2000 ESPP, the employee becomes ineligible to participate under the rules of the 2000 ESPP, or the 2000 ESPP is terminated or amended such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

      The following table sets forth the purchases made in the previous fiscal year under the 2000 ESPP for the individuals and groups of individuals specified. The actual number of shares that may be purchased by these individuals and groups during the current year will not be determinable until the fiscal year end.

	Number	Average Purchase
Name of Individual or Group	of Shares	Price Per Share

Steven P. Hanson	0	N/A
President and Chief Executive Officer

James Thorburn	0	N/A
Senior Vice President and Chief Operating Officer

William George	965	$6.40
Senior Vice President and Chief Manufacturing Officer

Dario Sacomani	0	N/A
Senior Vice President and Chief Financial Officer and Treasurer

Michael Rohleder	291	$9.24
Senior Vice President and Director of Sales and Marketing

All executive officers, as a group	6,445	$7.51

All directors who are not executive officers, as a group (1)	N/A	N/A

All employees who are not executive officers, as a group	971,679	$7.04

(1)	Directors who are not employees of the Company are not eligible to participate in the 2000 ESPP.

Tax Aspects

      Generally, the U.S. tax consequences of the purchase of shares of Common Stock under the 2000 ESPP are as follows, however, tax consequences for any particular individual may be different:

      An employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 2000 ESPP.

      For shares that are disposed of more than 24 months after the first day of the offering period under which the shares were purchased (the “24-Month Holding Period”), gain up to the amount of the discount (if any) from the market price of the stock on the first day of the three-month offering period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the 24-Month Holding Period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. If a participant disposes of shares during the 24-Month Holding Period, the participant must recognize ordinary income on the difference between the purchase price and the stock’s fair market value on the actual purchase date regardless of whether there is any gain upon such disposition. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

      The Company will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the 2000 ESPP within the 24-Month Holding Period. The Company will not receive such a deduction for shares disposed of after the 24-Month Holding Period.

The Board of Directors recommends a vote “for” approval of Proposal 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as the firm of independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2001, subject to ratification by the stockholders.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions by stockholders.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

      If the stockholders fail to ratify the election, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such an appointment would be in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote “for” approval of Proposal 4.

THE BOARD OF DIRECTORS

      The Board of Directors met five times last year and committees of the Board held ten committee meetings. On average, the directors attended 85% of the total Board and committee meetings held in 2000. Messrs. Bonderman, Chang and Stanton each attended less than 75% of the aggregate number of meetings of the Board and the committees on which he served in 2000. Board and committee meetings held prior to the Company’s initial public offering are not included.

Committees of the Board

      Audit Committee: This committee meets with management to review the adequacy of the Company’s financial, accounting, and reporting control processes as well as the scope, timing and results of audits performed by the Company’s independent accountants and internal auditors. It operates under a formal written charter, a copy of which is attached as Appendix C to this Proxy Statement. The committee reviews financial statements and the Company’s annual Form 10-K report and quarterly Form 10-Q reports. It also reviews the independent accountants’ ultimate accountability to the Company and its stockholders. The committee reviews fees of the Company’s independent accountants to determine whether the provision of non-audit services is compatible with maintaining such accountant’s independence, and recommends the appointment of the Company’s independent accountants to the Board. The Audit Committee met four times in the year 2000.

      Compensation Committee: This committee reviews and approves the Company’s compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of the Company’s total executive officer compensation practices. The committee also reviews the performance levels of the Company’s executive officers, determines base salaries, equity and incentive awards for the Company’s executive officers, makes recommendations to the Board concerning the directors’ compensation, reviews the Company’s executive compensation plans, reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans, and oversees the Company’s plans for management succession. The Compensation Committee met twice in the year 2000.

      Executive Committee: This committee has the authority to exercise all powers of the full Board of Directors when the Board is not in session, except that it does not have the power, among other things, to declare dividends, issue stock, amend the Bylaws, recommend to the stockholders any action that requires stockholder approval, or approve any merger or share exchange which requires stockholder approval. This committee also reviews Board governance procedures, reviews the Company’s ethics and compliance program, reviews the composition of the Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors. The Executive Committee met four times in the year 2000.

Board Committee Membership

Compensation
Executive Committee	Audit Committee	Committee
Curtis J. Crawford* Richard W. Boyce Steven P. Hanson	Albert Hugo-Martinez* William A. Franke Jerome N. Gregoire	Richard W. Boyce* Jerome N. Gregoire Albert Hugo-Martinez David M. Stanton**

*	Chairman

**	Resigned from Board of Directors and all committees effective March 28, 2001.

Compensation of Directors

      Directors who are officers of the Company do not receive any additional compensation for their services as a Director. The Chairman of the Board receives quarterly payments of $25,000, and, prior to May 12, 2000, other non-employee Directors who are unrelated to the Company’s major stockholder, the Texas Pacific Group, received a quarterly cash retainer of $5,000 and a meeting fee of $2,500 for each Board meeting and committee meeting attended on a single day. Since May 12, 2000, all Directors receive a quarterly cash retainer of $5,000 and a meeting fee of $1,500. Members of the Audit Committee receive an additional quarterly payment of $2,500. All Directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings.

      Non-employee Directors participate in the 2000 Stock Incentive Plan. During 2000, each non-employee Director received non-qualified options having an aggregate exercise price of $150,000. These options vest over a three-year period, subject to the Director’s continued service on the Board. The exercise price for the options is 100% of the fair market value of the shares on the grant date.

      Under the Director Deferred Compensation Plan adopted in March 2000, non-employee Directors may defer up to 100% of their annual retainer and meeting fees on substantially the same terms and conditions as the Executive Deferred Compensation Plan described below. For further information, see “Relationships and Related Transactions” and the “Compensation Committee Report.”

COMPENSATION OF EXECUTIVE OFFICERS

      The following tables set forth information concerning compensation earned by or paid to the Company’s Chief Executive Officer and the four most highly paid executive officers (the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries for the periods indicated.

SUMMARY COMPENSATION TABLE

								Long-Term
								Compensation
		Annual Compensation
								Securities
						Other Annual		Underlying		All Other
Name and Principal Position	Year	Salary		Bonus		Compensation(1)		Options(2)		Compensation

Steven P. Hanson	2000	$411,538		$533,318	(4)(5)	$14,400		50		$9,618	(6)
President and Chief Executive	1999	339,744	(7)	276,533	(13)	4,800		800,000	*	729,819	(8)
Officer(3)

James Thorburn	2000	347,308		272,893	(4)	14,400		50		1,167,844	(6)
Senior Vice President and	1999	125,711		93,996		32,000	(10)	500,000	*	270,000	(11)
Chief Operating Officer(9)

William George	2000	310,961		371,999	(4)(5)	376,900	(12)	50		10,196	(6)
Senior Vice President and	1999	276,978	(7)	155,197	(13)	4,800		433,333	*	421,500	(8)
Chief Manufacturing

Dario Sacomani	2000	226,566		338,037	(4)(5)	14,400		50		10,615	(6)
Senior Vice President and	1999	230,263	(7)	155,484	(13)	4,800		433,333	*	826,250	(8)
Chief Financial Officer

Michael Rohleder	2000	350,000		248,428	(4)	14,400		50		51,486	(6)
Senior Vice President and	1999	112,179		439,979	(13)	4,800		466,667	*	29,955	(8)
Director of Sales and
Marketing(9)

*	Option numbers for 1999 have been restated to reflect the 3-for-2 reverse stock split which occurred in April 2000.

(1)	The executives have also been provided a car allowance of up to $1,200 per month.

(2)	During 1999 Messrs. Hanson, Thorburn, George, Sacomani and Rohleder were granted options under the 1999 Founders Stock Option Plan (the “Founders Plan”) with an exercise price of $1.50 per share to purchase 800,000, 500,000, 433,333, 433,333 and 466,667 shares, respectively, of the Company’s Common Stock, which become exercisable generally on a semi-annual basis over a four-year period. The executives’ outstanding options will become immediately exercisable upon a change in control (as defined in the executives’ employment agreements), and with respect to Messrs. Hanson, Sacomani and George, each such executive’s outstanding option will become immediately exercisable if such executive’s employment is terminated by the Company without cause (as defined in their respective agreements) or by the executive for good reason. Good reason is defined in each employment agreement and includes a voluntary resignation by the executive within one year after a change in control (as defined). Effective March 10, 2001, all of Mr. Thorburn’s options have become exercisable pursuant to his separation arrangement (See “Employment Agreements/ Change in Control Agreement” below).

(3)	Mr. Hanson was appointed Chief Executive Officer effective January 21, 2000.

(4)	Includes performance-based bonus for fiscal year 2000, paid in 2001. (See “Compensation Committee Report”).

(5)	Messrs. Hanson, George and Sacomani were each entitled to a special one-time bonus of $150,000 on the first anniversary date of their employment pursuant to their employment agreements. This bonus was paid in 2000.

(6)	Includes fiscal 2000 401(k) plan Company match for Messrs. Hanson, Thorburn, George, Sacomani and Rohleder of $8,500, $6,546, $8,650, $8,419 and $3,853, and Group Term Life Insurance of $1,118, $582, $1,546, $179 and $345, respectively. For Mr. Thorburn, also included is relocation per his employment agreement of $548,909, a one-time lump-sum bonus of $100,000, with gross-up payment for federal, state and local taxes of $511,807 (“Tax Gross-up”). For Mr. Sacomani, also included is relocation payment of $2,017. For Mr. Rohleder, also included is relocation of $38,949 with Tax Gross-up of $8,339.

(7)	Represents the combined salary earned by Messrs. Hanson, George and Sacomani at both Motorola and the Company during fiscal year 1999.

(8)	Represents relocation expenses for Mr. Rohleder of $29,955. For Messrs. Hanson and Sacomani, included are relocation expenses, tax equalization settlements and tax gross-up in 1999 and 2000 related to international assignments completed in 1999 of $227,319 and $539,150, respectively. For Messrs. Hanson, George and Sacomani, also included is a special bonus in connection with the Recapitalization of $502,500, $421,500 and $287,100, respectively.

(9)	Messrs. Thorburn and Rohleder were not employed with Motorola in 1999 and commenced employment with the Company on August 2, 1999 and September 1, 1999, respectively. In addition, Mr. Thorburn’s employment terminated effective March 10, 2001. (See “Employment Agreements/ Change in Control Agreements” below).

(10)	In addition to the car allowance of $4,800 in 1999, includes reimbursement of housing expenses of $20,000 and travel expenses of $7,200 pursuant to the terms of Mr. Thorburn’s employment agreement.

(11)	Represents a one-time consulting fee to Mr. Thorburn.

(12)	In addition to a car allowance of $14,400, includes income as a result of exercise of stock options of $362,500. Includes a performance-based bonus for fiscal year 1999 based on our performance during this period, paid in 2000. (See “Employment Agreements/ Change in Control Agreements” below). Also includes, in the case of Messrs. Hanson, George and Sacomani, annual bonus earned in 1999 and payable by Motorola in 2000.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding grants of options to purchase our Common Stock to the Named Executive Officers in 2000.

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of
	Securities	Granted to	Exercise		Stock Appreciation
	Underlying	Employees	Or Base		For Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted	Year	($/Sh)	Date	5%($)	10%($)

Steven P. Hanson	50	*	$16.00	4/28/10	$441.06	$1,086.36

James Thorburn	50	*	$16.00	4/28/10	$441.06	$1,086.36

William George	50	*	$16.00	4/28/10	$441.06	$1,086.36

Dario Sacomani	50	*	$16.00	4/28/10	$441.06	$1,086.36

Michael Rohleder	50	*	$16.00	4/28/10	$441.06	$1,086.36

*	Less than 1% of options granted

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

      The following table sets forth, on an aggregate basis, certain information with respect to the value of unexercised options held by the Named Executive Officers at the end of 2000.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-The Money
	Number of		Options at			Options at
	Shares		December 31, 2000			December 31, 2000
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable		Exercisable	Unexercisable(2)

Steven P. Hanson	0	0	200,000	600,050		$750,000	$2,250,000

James Thorburn	0	0	125,000	375,050	(3)	$468,750	$1,406,250

William George	25,000	$362,500	83,333	325,050		$312,499	$1,218,750

Dario Sacomani	0	0	108,333	325,050		$406,249	$1,218,750

Michael Rohleder	0	0	116,666	350,051		$437,498	$1,312,500

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company’s Common Stock on December 29, 2000 (the last day of trading for the fiscal year ended December 31, 2000), multiplied by the number of shares underlying the options. The closing price of the Company’s Common Stock on December 29, 2000, as reported on the Nasdaq National Market, was $5.25 per share.

(3)	As of March 10, 2001, 375,000 shares underlying options became exercisable pursuant to Mr. Thorburn’s separation arrangement. (See “Employment Agreements/ Change in Control Agreements” below.)

      Retirement Plan. The Retirement Plan covers eligible employees within the United States, including the Named Executive Officers. The Retirement Plan provides for monthly pension benefits pursuant to a formula based on an employee’s years of service, compensation level (calculated as final average earnings for the five years of highest pay during the last ten years of employment) and the Social Security retirement benefit payable at age 65. The earliest date on which eligible employees may receive pension benefits for retirement is after age 55 with at least five years of service or at age 60 with at least one year of service. Normal retirement under the Retirement Plan is after age 65. Benefits are reduced if pension payments begin before age 65.

      The following table shows the estimated annual benefits payable under the current Retirement Plan for employees who are eligible under the criteria stated above assuming a life annuity benefit:

	Years of Service

Remuneration	15	20	25	30	35

$100,000	$27,079	$30,905	$33,966	$33,966	$33,966

125,000	34,829	39,905	43,966	43,966	43,966

150,000	42,579	48,905	53,966	53,966	53,966

175,000	48,779	56,105	61,966	61,966	61,966

200,000	48,779	56,105	61,966	61,966	61,966

      As of December 31, 2000, Mr. Hanson, Mr. Thorburn, Mr. George, Mr. Sacomani and Mr. Rohleder had approximately 29 years, 1 year and 2 months, 32 years, 20 years, and 1 year and 4 months of service, respectively, and the annual compensation covered by the Retirement Plan for each of these officers is $170,000.

      The Company proposes to terminate the Retirement Plan, effective April 15, 2001. The Retirement Plan termination is subject to the approval of the Pension Benefit Guaranty Corporation, the government agency that regulates plan terminations. The Company also anticipates seeking the approval of the Internal Revenue

Service with respect to the termination of the Retirement Plan. On the proposed termination date of April 15, 2001, the Company intends to terminate the Retirement Plan in a standard termination, which requires that plan assets be sufficient to provide all benefits for all participants and beneficiaries of deceased participants. Benefit accruals under the Retirement Plan were frozen as of December 31, 2000, in accordance with Section 204(h) of the Employee Retirement Income Security Act of 1974 (ERISA). Retirement Plan Participants whose benefits accrued as of December 31, 2000 will not be diminished by reason of this termination of the Retirement Plan.

EMPLOYMENT AGREEMENTS/ CHANGE IN CONTROL AGREEMENTS

      The Company entered into employment agreements with each of the Named Executive Officers.

      The agreements with Messrs. Hanson, George and Sacomani each provide for an employment term of three years ending on August 4, 2002. The agreements provide an annual base salary of $375,000, $300,000 and $250,000, respectively, and an annual bonus up to 100% of the base salary based on achievement of annual performance objectives. The agreement with Mr. Rohleder provides for an employment term of three years ending on September 1, 2002, and for an annual base salary of $350,000. Mr. Rohleder is eligible to receive an annual bonus of up to 200% of his base salary based on achievement of annual performance objectives, provided that, during the first year of his employment term, Mr. Rohleder is guaranteed to receive an annual bonus at least equal to 100% of his base salary, regardless of whether any performance objectives are achieved. The terms of Mr. Thorburn’s employment are discussed below. The Company adopted certain annual bonus plans in order to implement the annual bonus arrangements described in this paragraph. For a summary of these bonus arrangements, see “Compensation Committee Report — Compensation Programs and Process — Annual Incentive Awards.”

      Under the terms of each of their respective agreements, if the executive’s employment is terminated without cause (as defined in the applicable employment agreement), such executive will be entitled to a lump sum payment equal to the product of: (A) either (i) three, if the date of termination of employment is on or before September 1, 2001, or (ii) two, if the date of termination of employment is after September 1, 2001 and prior to the expiration of the employment term; and (B) the sum of (i) the highest rate of the executive’s annualized base salary in effect at any time up to and including the date of termination, and (ii) the annual bonus earned by such executive in the year immediately preceding his date of termination. In addition, if the executive’s employment is terminated without cause within two years after a change in control (as defined in the applicable employment agreement), he will be entitled to continuation of medical benefits provided generally to other of the Company’s executives for the greater of two years from the date of termination or the expiration of the term of employment under the agreement. Under the agreements with Messrs. Hanson, George and Sacomani, the executives will be entitled to the foregoing severance payments and, in the event of a change of control, continuation of medical coverage, if they resign for good reason (as defined in their respective employment agreements). Each executive is also subject to customary non-solicitation of employees and confidentiality provisions.

      On March 9, 2001, the Company provided Mr. Rohleder with a loan of $1,000,000 to refinance his home. The loan accrues interest at the rate of 5.07% per annum and is due and payable at the earlier of the fifth anniversary of the loan date or ninety days after his termination of employment. All or a portion of the loan and interest may be forgiven, at the discretion of the Board, at the end of the five year period if certain performance targets have been met. The loan is secured by Mr. Rohleder’s personal residence.

      On March 10, 2001, Mr. Thorburn separated from the Company. On July 21, 2000, the Company provided Mr. Thorburn with a loan of $1.469 million to purchase a home. The loan accrues interest at the rate of 6.62% per annum. In connection with his separation from the Company, the Company paid Mr. Thorburn a payment of $1,898,679. In addition, the Company agreed to accelerate the exercisability of the remaining outstanding options to purchase Common Stock that were granted to him on September 9, 1999 pursuant to his employment agreement and to allow such options to remain exercisable for the remainder of their ten-year term. The repayment period for the $1.469 million loan was extended for 18 months after the date of his separation from the Company. Mr. Thorburn paid all interest on the loan accrued through the date he received the lump-sum payment described above, and he will make monthly interest payments during the 18 month extension period. Mr. Thorburn also received certain continuation coverage of medical benefits and certain ancillary benefits. At the same time as Mr. Thorburn was provided these severance benefits, he entered into a consulting arrangement with one of the Company’s major stockholders, the Texas Pacific Group. In November 1999, the Company also provided Mr. Thorburn with a non-recourse loan in the amount of approximately $227,900 for the purposes of exercising stock options granted by his former employer, which loan continues to remain outstanding in accordance with its terms. Mr. Thorburn has pledged the stock received upon the exercise of such options to the Company as security for the loan. The loan accrues interest at a rate of 5.54% per annum and the entire principal amount and accrued interest is repayable upon Mr. Thorburn’s sale of the stock.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee (the “Committee”) consists entirely of non-employee Directors. The Committee sets the compensation of the Chief Executive Officer, reviews, administers and makes decisions each year regarding the effectiveness of compensation programs and policies for other key executives, and approves stock option grants and other programs and arrangements for all executive officers.

Compensation Philosophy and Guiding Principles

      The Company’s executive compensation programs are designed to attract, motivate, and retain highly talented executives. The Company has adopted a compensation philosophy based on a performance based culture in which total compensation (short and long term incentives) should vary with company and individual performance. The Committee’s goal is to provide competitive base salaries and incentive plans that are competitive with the industry and which align management’s financial interests and ownership with those of the stockholders by providing highly competitive stock option grants as long term incentives.

Compensation Programs and Process

      The Committee relies, in part, on third party compensation experts in establishing and reviewing its compensation programs and processes for its executive officers. The Committee also uses compensation survey data from a number of independent sources. Total compensation of executives and other employees of the Company is compared to external sources to ensure that the Company’s programs are competitive. Competitive peer companies and compensation survey data are used for comparison in the executive categories and industry-specific and related surveys are used for other positions in the Company.

      The Company’s executive officers receive certain perquisites. They are also eligible to participate in benefit programs designed for all of the Company’s full time employees. These programs include medical, disability and life insurance programs. The three major components of the Company’s executive officer compensation are base salary, annual incentive awards and long term incentives. The Committee uses subjective judgment in determining executive officers’ compensation levels for all these components and takes into account both qualitative and quantitative factors. No specific weights are assigned to these factors.

      Base Salary. Salaries set for all officers are reviewed to be comparable with peer companies. The Company also consults with compensation experts and reviews available data, including published salary surveys and other compensation data for semiconductor and high technology companies.

      Annual Incentive Awards. The Committee sets the annual bonus component of executive incentive compensation under the Key Contributor Incentive Plan (the “KCIP Plan”). The KCIP Plan is administered by the Committee and, subject to the Company’s performance, is designed to provide an annual bonus to any regular full time and part time employee working 20 hours or more per week who provides a significant contribution to the Company or a subsidiary. If chosen to participate in the KCIP Plan by the Committee, an employee’s total bonus (the “KCIP Bonus”) is computed based on (i) the employee’s base salary, (ii) whether the company achieves its “threshold,” “target” or “stretch” Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) goal, and (iii) the Employee’s Individual Performance Goal as set by the employee’s supervisor.

      If the EBITDA “threshold” goal is not met, no bonus is paid under the KCIP Plan. If the EBITDA “threshold” goal is met, the participating employee receives 50% of their target bonus amount. If the EBITDA “target” goal is met, the employee’s target bonus amount is unchanged. If the EBITDA “stretch” goal is met, the employee receives 200% of their target bonus amount. The Committee will adjust the employee’s percentage amount on a pro rata basis if the company’s EBITDA falls in between the “threshold”, “target” or “stretch” goals. For 2000, former employees of Cherry Semiconductor operated under a different EBITDA goal level than other Company employees.

      In the event that an employee has a change of employment within the Company and either becomes newly eligible for the KCIP Plan, newly ineligible for the KCIP Plan, or moves into a new position that is also eligible for the KCIP Plan, the Committee will adjust the award to the employee on a prorated basis. If the employee retires from the Company, the award is also prorated. If the employee terminates employment with the Company for any reason either (i) prior to year end, or (ii) prior to the date the bonus is paid, the employee is not entitled to receive the bonus; provided however if the employee takes a Company-approved leave of absence, becomes disabled, or dies before payment of the award but after December 31, the employee will be entitled to payment under the KCIP Plan.

      Certain eligible employees can opt to have all or a percentage of their bonus amount deferred into the ON Semiconductor Executive Deferred Compensation Plan for tax purposes if the employees qualifies as a “select group of management or highly compensated employees.” (See “Compensation Committee Report — 401(k) Plan and Executive Deferred Compensation” below).

      In 2000, the KCIP Bonus was based seventy-five percent on Company performance and twenty-five percent on individual performance.

      In addition, under the Executive Council Bonus Incentive Plan (the “ECBIP”) the President and Chief Executive Officer, the Senior Vice Presidents and others identified by the Chief Executive Officer may earn up to an additional twenty-five percent of his or her KCIP Bonus if the Company’s revenue, from organic growth, (“Revenue”) reaches certain target levels during the year and the average profit margin for Revenue meets certain criteria. If Revenue does not reach the “target” goal, no bonus is awarded. If Revenue in the calendar year is above the “target” goal but less than the “stretch” goal, the participant may earn an amount equal to two and one-half percent of his or her KCIP Bonus for each additional one percent growth in Revenue above the “target” goal but below the “stretch” goal. If Revenue is equal to or above the “stretch” goal, the participant may earn an amount equal to twenty-five percent of the KCIP Bonus. The maximum bonus under the ECBIP is twenty-five percent of the KCIP Bonus. However, a bonus under the ECBIP will only be paid if the average profit margin for Revenue generated for business above the “target” goal is equal to or greater than the profit margin for Revenue generated on business below the “target” goal. No bonuses were paid under the ECBIP in 2000.

      Long Term Incentives. The Company grants stock options to provide long term incentives for executive officers and other key employees in an effort to align the individual’s interests with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner. Annual grants of options are made at an exercise price equal to the fair market value of a share on the day of the grant, and expire ten years from the date of the grant. Options granted may be based on comparison to competitive survey data and may also be adjusted based on individual performance, retention, and other special factors. Options are granted to key contributors under the 2000 Stock Incentive Plan which normally provide that, subject to continued employment, options vest at a rate of twenty-five percent per year over a period of four years beginning on the first anniversary date of the grants.

      2000 Employee Stock Purchase Plan. In addition to encouraging stock ownership by granting stock options, the Company further encourages all eligible employees worldwide to own the Company’s Common Stock through the ON Semiconductor 2000 Employee Stock Purchase Plan. The stock is purchased at a price equal to 85% of the fair market value of such shares as determined under the plan through this tax-qualified employee stock purchase plan. Participants can contribute up to ten percent of their salary toward the purchase of the Company’s Common Stock. The Employee Stock Purchase Plan allows employees to profit when the value of the Company’s stock increases over time.

      401(k) Plan and Executive Deferred Compensation. The Company has both tax-qualified and non-qualified capital Accumulation/ Retirement plans. The tax-qualified plan, the 401(k) Plan, is available to eligible employees in the U.S., and there may be similar plans for non-U.S. operations where available by law.

      The non-qualified plan, Executive Deferred Compensation Plan, was adopted in December 1999 and allows key employees to defer up to 25% of their base salary and up to 100% of their annual incentive compensation up to a maximum of $250,000 per year. Participants generally receive their deferred amounts, plus any earnings or less any losses thereon, at the earliest to occur of death, disability, retirement, termination of employment, a “change of control” event, as defined in the plan, or a designated date which must be at least four calendar years after the date of deferral. The Company does not contribute to the Executive Deferred Compensation Plan.

The Chief Executive Officer’s Compensation

      Steven P. Hanson has served as President of the Company since August 1999 and as Chief Executive Officer since January 2000. In determining his compensation for 2000, the Committee included both cash-based and equity-based elements and made an overall assessment of his leadership in achieving the Company’s near term and long term strategic, operational and business goals. Mr. Hanson’s total compensation package reflects consideration of competitive forces, his individual performance, and the Company’s performance. No specific weights have been assigned to these categories.

      Pursuant to his employment agreement, in 2000, Mr. Hanson received a base salary of $411,538 and a bonus of $383,318 (earned in 2000, but paid in 2001). Under his agreement, he received a one-time bonus of $150,000 in 2000 on the first anniversary of his employment with the Company. In 2000, Mr. Hanson received an option for 50 shares under the 2000 Stock Incentive Plan and in 1999 an option under the Founders Plan with an exercise price of $1.50 per share for 800,000 shares of Common Stock exercisable over a period of four years.

      The Committee believes that Mr. Hanson’s 2000 compensation is reasonable in relation to the compensation paid to chief executive officers of comparable publicly held semiconductor companies. As the members of the Committee, we approved the compensation of Mr. Hanson and the Company’s other executive officers for 2000, following the principles and procedures outlined in this report.

Compliance with Internal Revenue Code Section 162(m)

      The Committee adopted the following policy in order to qualify certain compensation paid to the Company’s Named Executive Officers as performance-based compensation, and to ensure that to the extent possible the compensation is deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code:

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals.

Based on the Company’s understanding of the regulations under Section 162(m), the full amount of compensation resulting from the grant/exercise of options under the Company’s 1999 Founders Stock Option Plan and 2000 Stock Incentive Plan (“2000 SIP”), and the payment of cash bonuses under the Key Contributor Incentive Plan, continue to be deductible. All other forms of awards under the 2000 SIP must meet the general requirements described in the previous paragraph in order to avoid the deduction limitations of Section 162(m).

While the tax impact of any compensation arrangement is one factor to be considered, the Compensation Committee evaluates such impact in light of its overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs that will maximize the Company’s deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation that is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders. To the extent possible, the Company will state its belief in its annual proxy statement as to the deductibility of compensation paid to executive officers during the pertinent reporting periods.

      Messrs. Hugo-Martinez and Gregoire meet the independence requirement of Section 162(m). The other members of the Committee recuse themselves from voting on compensation matters that are intended to comply with Section 162(m) or otherwise cause any appearance of a conflict.

      This report is submitted by the Compensation Committee.1

Richard W. Boyce, Chairman
Jerome N. Gregoire
Albert Hugo-Martinez

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

      During 2000, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee. Relevant to insider participation, see “Relationships and Related Transactions” below.

[1]	Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the “Compensation Committee Report” nor the material set forth in “Performance Graph — Stock Price Performance Graph” shall be deemed to be filed with the Commission for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended.

PERFORMANCE GRAPH

STOCK PRICE PERFORMANCE

      The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Philadelphia Semiconductor Index. The graph assumes the investment of $100 on April 28, 2000. The relevant performance period for the graph is April 28, 2000 through December 31, 2000. Although the Company’s initial public offering was completed on May 3, 2000, the Common Stock began trading on an as-issued basis on April 28, 2000, on the Nasdaq National Market. The data regarding the Company assumes an investment at the initial public offering price of $16.00 per share of the Company’s Common Stock. The performance shown is not necessarily indicative of future performance.

	Apr-00	May-00	Jun-00	Jul-00	Aug-00	Sep-00	Oct-00	Nov-00	Dec-00

ON Semiconductor	$100	$121	$137	$138	$106	$68	$63	$41	$33
Philadelphia Semiconductor Index	$100	$88	$100	$88	$102	$75	$65	$47	$51
Nasdaq Stock Market Index	$100	$90	$105	$100	$111	$97	$89	$69	$65

AUDIT COMMITTEE REPORT

      The Audit Committee, operating under its written charter, has (i) reviewed and discussed the audited financial statements with management of the Company, (ii) discussed with the Company’s independent accountants the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, Communications with Audit Committees, and SAS No. 90, Audit Committee Communications; (iii) received and reviewed the written disclosures and the letter from its independent accountants required by Independence Standards Board No. 1, Independence Discussion with Audit Committees; and (iv) discussed with its independent accountants the independent accountants’ independence. Based on its review and discussions listed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. Mr. Hugo-Martinez and Mr. Gregoire of the Audit Committee each meet the requirements of independence and expertise established by companies with securities quoted on Nasdaq National Market. Although Mr. Franke does not meet the independence requirements defined in the Nasdaq’s Marketplace Rule 4200 because he is the beneficial owner of a minority equity interest in TPG Semiconductor Holdings, LLC, the majority stockholder of the Company, the Board has determined that his membership on the Audit Committee is in the best interest of the Company and its stockholders due to his experience in finance and accounting as well as in his position as a chief financial officer and chief executive officer.

      This report is submitted by the Audit Committee.

Albert Hugo-Martinez, Chairman

William A. Franke
Jerome N. Gregoire

AUDIT AND RELATED FEES

      Audit Fees. PricewaterhouseCoopers LLP’s fees for the audit of the Company’s consolidated financial statements for 2000 as well as reviews of the consolidated financial information included in the Company’s quarterly reports on Form 10-Q for 2000 are $467,000, of which an aggregate amount of $367,000 had been billed through December 31, 2000.

      Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers LLP to provide services with respect to the design or implementation of financial information systems during 2000.

      All Other Fees. The aggregate amount of fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for 2000 were $6,706,000. Such other services included: audits of the statutory financial statements of certain of the Company’s foreign subsidiaries and joint ventures; tax planning and advice; preparation of income tax returns; assistance with securities registrations; acquisition assistance; internal audit assistance; audits of the financial statements of certain of the Company’s employee benefit plans; and, accounting advice and assistance.

      The Audit Committee has determined that the provision of services, if any, described above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

PRINCIPAL STOCKHOLDERS

      To the best of the Company’s knowledge, the following are beneficial owners of more than 5% of the Company’s Common Stock. In preparing the table below, the Company has relied without further investigation, on information filed by the following reporting persons with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company makes no representations as to the current accuracy or completeness of the information reported.

	Common Stock

	Number of
Name and Address of Beneficial Owner	Shares	Percentage

TPG Advisors II, Inc.	124,999,433 (1)	72.79
201 Main Street, Suite 2420 Fort Worth, TX 76102

Motorola, Inc.	11,667,233	6.8
1303 East Algonquin Road Schaumburg, IL 60196

Capital Research and Management Company	11,565,200	6.7
333 South Hope Street Los Angeles, CA 99071

(1)	TPG Advisors II, Inc. indirectly controls TPG Semiconductor Holdings, LLC, which directly owns the Common Stock listed in the table above. The foregoing entities are affiliated with the Texas Pacific Group.

RELATIONSHIPS AND RELATED TRANSACTIONS

      Immediately prior to the Company’s August 4, 1999 recapitalization (the “Recapitalization”), the Company was a wholly-owned subsidiary of Motorola, Inc. (“Motorola”). The Company held and continues to hold, through direct and indirect subsidiaries, substantially all of the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector. As part of the Recapitalization, an affiliate of the Texas Pacific Group (“TPG”) purchased a portion of the Company’s Common Stock from Motorola. As a result, immediately subsequent to the Recapitalization, TPG’s affiliate owned approximately 91%, and Motorola owned approximately 9%, of the Common Stock. As of December 31, 2000, TPG is a 72.79% stockholder of the Company and Motorola is a 6.8% stockholder. As a result of the Recapitalization, the Company agreed to pay TPG annually a management fee of not more than $2 million. In connection with our April 2000 acquisition of Cherry Semiconductor Corporation, the Company agreed to pay TPG an advisory fee of $2 million in lieu of any management fee otherwise payable in 2000. Four of the Company’s directors, David Bonderman, Richard Boyce, Justin Chang, and John Marren are also TPG partners. David M. Stanton was, until 1999, a partner of TPG.

      In connection with the Recapitalization, Motorola (i) assigned, licensed and sublicensed certain intellectual property in connection with the products the Company offers, (ii) agreed to continue providing information technology, human resources, supply management, logistics and finance services for agreed periods of time, (iii) agreed to continue providing manufacturing and assembly services to the Company and to continue using similar services the Company provides to them for agreed periods of time, (iv) agreed to continue selling depreciated equipment to the Company to support capacity expansion, and (v) leased real estate to the Company. Motorola still provides some of these services on more favorable terms than the Company would expect to obtain from independent sources.

      For transactions between the Company and its executive officers, see “Employment Agreements/ Change in Control Agreements”.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

      The following table sets forth, as of March 10, 2001, certain information regarding beneficial ownership of the Company’s Common Stock by each director, the Company’s Named Executive Officers, and the directors and executive officers of the Company as a group. Beneficial ownership includes sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 8, 2001, through the exercise of any stock option.

	Number of						Percent of
Name and Address of Beneficial Owner	Shares Owned		Right to Acquire		Total		Outstanding Shares

Curtis J. Crawford	0	(1)	200,000		200,000		*

Steven P. Hanson	0		300,000		300,000		*

James Thorburn	3,000		500,000	(2)	503,000		*

William George	28,665		137,499		166,164		*

Dario Sacomani	0		162,499		162,499		*

Michael Rohleder	2,991		175,000		177,991		*

David Bonderman	124,999,433	(3)	0		124,999,433		72.79%

Richard W. Boyce	200,000	(3)	210,000		410,000		*

Justin T. Chang	0	(3)	0		0		*

William A. Franke	6,500	(4)	0		6,500		*

Jerome N. Gregoire	10,000		3,125		13,125		*

Albert Hugo-Martinez	31,500		3,125		34,625		*

John W. Marren	0	(3)	0		0		*

John J. Legere	0		0		0		*

David M. Stanton	0		0		0		*

All directors and executive officers as a group (26 persons)	125,352,961		1,958,792		127,311,753	(5)	74.14%

*	Less than 1% of the total voting power of the outstanding shares of Common Stock.

(1)	The above table does not include Mr. Crawford’s beneficial ownership of a minority interest in ON Co- Investment Partners I, LP. ON Co-Investment Partners I, LP owns a minority interest in TPG Semiconductor Holdings, LLC, an affiliate of TPG and an entity that TPG Advisors II, Inc. indirectly controls.

(2)	As of March 10, 2001, 375,000 shares underlying options became exercisable pursuant to Mr. Thorburn’s separation arrangement (See “Employment Agreements/ Change in Control Agreements” above).

(3)	Includes for Mr. Bonderman, but excludes for Messrs. Boyce, Chang and Marren, 124,999,433 shares beneficially owned by TPG Advisors II, Inc. See “Principal Stockholders” above. Each of Messrs. Bonderman, Boyce, Chang and Marren is a partner of TPG, and Mr. Bonderman may be deemed an affiliate of TPG Advisors II, Inc. Each of Messrs. Bonderman, Boyce, Chang and Marren disclaims beneficial ownership of the shares owned by TPG Advisors II, Inc., except to the extent of his pecuniary interest therein. Shares owned by Mr. Boyce include 200,000 shares of Common Stock owned directly by him.

(4)	Shares owned by TPG Advisors II, Inc. are excluded although Mr. Franke is the beneficial owner of a minority equity interest in TPG Semiconductor Holdings, LLC, an affiliate of TPG and an entity that TPG Advisors II, Inc. indirectly controls. Shares owned by Mr. Franke include 6,500 shares of Common Stock owned directly by him.

(5)	These numbers include shares of Common Stock issuable upon exercise of options through May 8, 2001, and include shares of Common Stock as shares beneficially owned by TPG Advisors II, Inc., for which Mr. Bonderman may be deemed to be beneficially owned, but for which he disclaims beneficial ownership as described above.

SECTION 16(a) REPORTING COMPLIANCE

      The Company believes that during the year 2000 its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements under the Securities Exchange Act of 1934, as amended, except as summarized below. Due to administrative oversight, William George, Albert Hugo-Martinez, Collette Hunt, Henry Leung and James Thorburn each failed to file one Form 4 on a timely basis to report a transaction. Each transaction was reported promptly upon discovery of the oversight. Additionally, each of the following executive officers of the Company received options for 50 shares of Company Common Stock in connection with the Company’s initial public offering: Steven Hanson, James Thorburn, William George, Dario Sacomani, Michael Rohleder, George H. Cave, Collette Hunt, Ralph Quinsey, Samuel Anderson, Alistair Banham, Henry Leung, James Stoeckmann and Chandramohan Subramaniam. Those grants were not timely included in the Section 16(a) reports filed for each executive officer, however, a Form 5 or Amended Form 5 was filed promptly for each, upon discovery of the oversight. In making the statements under this paragraph, the Company has relied on the written representations of its directors and executive officers.

MISCELLANEOUS INFORMATION

Solicitation of Proxies

      The entire cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse such record holders for their reasonable expenses in so doing. The Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies, either personally or by telephone, telegram, facsimile or special delivery letter.

Annual Report/ Form 10-K

      The Company’s 2000 Annual Report to Stockholders, which includes financial statements, is being mailed concurrently to all stockholders of record as of March 28, 2001. The Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2000, is available without charge to each stockholder. Exhibits to the Form 10-K are available for the cost of photocopying. To receive a copy, please write to Investor Relations Specialist, Investor Relations, ON Semiconductor Corporation, 5005 E. McDowell Road, Phoenix, AZ 85008.

Other Business

      Other than the election of directors and proposals to approve the amendment to the 2000 Stock Incentive Plan, the amendment to the 2000 Employee Stock Purchase Plan, and the ratification of PricewaterhouseCoopers LLP as independent accountants, our Board of Directors does not intend to bring any other matters to be voted on at the meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized under the Securities Exchange Act of 1934.

Stockholder Nominations and Proposals

      Subject to certain requirements contained in the Company’s Bylaws, a stockholder of record may propose the nomination of someone for director by written notice to the Secretary of the Company. Such notice must contain certain information concerning the nominee and the stockholder making the nomination and must be timely given, as described in the Company’s Bylaws. A nomination that does not comply with the above procedure will be disregarded. Stockholder proposals for the 2002 Annual Meeting must be received at the principal executive offices of the Company, 5005 E. McDowell Road, Phoenix Arizona 85008, not later than December 17, 2001, to be considered for inclusion in the 2001 Proxy Statement. Proposals to be presented at the Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with applicable provisions of the Company’s Bylaws. You may contact the Secretary at the Company’s principal executive offices to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals.

      Stockholders are urged to mark, sign, date, and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

GEORGE H. CAVE

Vice President and Secretary

Dated: April 16, 2001

Appendix A

ON SEMICONDUCTOR CORPORATION

(Formerly Known As SCG Holding Corporation)

2000 STOCK INCENTIVE PLAN

(As Adopted by the Board of Directors on February 17, 2000;
Amended and Restated April 21, 2000)

ARTICLE 1

PURPOSE

      1.1  General. The purpose of the SCG Holding Corporation 2000 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of SCG Holding Corporation (the “Company”) by linking the personal interests of its members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE

      2.1  Effective Date. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Within 12 months of the Effective Date, the Plan must be approved by the Company’s shareholders. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws or by written consent of a majority of the Company’s shareholders in lieu of a meeting. Any awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the shareholders as provided above. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

      3.1  Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

•	“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance-Based Award, or Take Ownership Grant granted to a Participant under the Plan.

•	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

•	“Board” means the Board of Directors of the Company.

•	“Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) engages in willful misconduct or gross negligence that is materially injurious to the Company or a Subsidiary; (iii) breaches his duty of loyalty to the Company or a Subsidiary; (iv) unauthorized removal from the premises of the Company or a Subsidiary of a document (of any media or form) relating to the Company or a Subsidiary or the customers of the Company or a Subsidiary; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company or any of its Subsidiaries may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment or services, it is discovered that such Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

•	“Change of Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Operating Subsidiary to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than TPG Semiconductor Holdings LLC, TPG Partners II, L.P., or any of their affiliates (hereafter collectively referred to as “TPG”); (ii) the approval by the holders of Stock and the consummation of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (the “Voting Stock”) of the Company and such Person or Group has the power and authority to vote such shares and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the actual replacement of a majority of the Board over a two-year period from the individual directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired shares of Voting Stock of the Company such that such Person or Group has the power and authority to elect a majority of the members of the Board of Directors of the Company; or (vi) the consummation of a merger or consolidation of the Company with another entity in which holders of the Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to have occurred as a result of an initial public offering of the Stock.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Committee” means the committee of the Board described in Article 4.

•	“Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

•	“Disability” shall mean (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the Participant or in the Participant’s Award Agreement) any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

•	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

•	“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

•	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

•	“Operating Subsidiary” means Semiconductor Components Industries, LLC.

•	“Option” means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

•	“Participant” means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

•	“Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

•	“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

•	“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

•	“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

•	“Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

•	“Plan” means the SCG Holding Corporation 2000 Stock Incentive Plan, as amended.

•	“Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

•	“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

•	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

•	“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

•	“Take Ownership Grant” means the Option granted to each eligible Participant pursuant to Article 12.

ARTICLE 4

ADMINISTRATION

      4.1  Committee. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

      4.2  Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3  Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

•	Designate Participants to receive Awards;

•	Determine the type or types of Awards to be granted to each Participant;

•	Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

•	Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

•	Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

•	Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

•	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

•	Decide all other matters that must be determined in connection with an Award;

•	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

•	Interpret the terms of, and any matter arising under, the Plan or any Award Agreement;

•	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4  Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1  Number of Shares. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 10,000,000.

      5.2  Lapsed Awards. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

      5.3  Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4  Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company’s fiscal year shall be 1,000,000.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

      6.1  Eligibility.

•	General. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

•	Foreign Participants. Subject to the provisions of Article 16 of the Plan, in order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

      6.2  Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

      7.1  General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

•	Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than Fair Market Value on the date of grant.

•	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

•	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

•	Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2  Incentive Stock Options. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

•	Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

•	Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

•	Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances.

(1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

•	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

•	Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

•	Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

•	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

      8.1  Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

•	Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

•	Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

      9.1  Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      9.2  Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      9.3  Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

      10.1  Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      10.2  Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      10.3  Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4  Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

      11.1  Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

      11.2  Applicability. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      11.3  Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

      11.4  Payment of Performance Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      11.5  Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 1,000,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 12

TAKE OWNERSHIP GRANTS

      12.1  Take Ownership Grants. The Take Ownership Grants shall be awarded to Participants selected by the Committee and shall be subject to the following terms and conditions:

•	Effective Date of Grants. The effective date of the Take Ownership Grants shall be on the day on which the Company’s initial public offering of Stock is consummated; provided, however, that Take Ownership Grants shall not be made to those persons who are not United States residents if the jurisdiction in which any such person resides prohibits such Grants or makes it impractical for the Company to make such Grants.

•	Exercise Price for Grants. Notwithstanding any other provision hereof, the exercise price per share of Stock under the Take Ownership Grants shall be the price at which the Company’s Stock is offered under its initial public offering of Stock (“IPO Price”), provided, however, that, with respect to Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock to Participants residing in that jurisdiction is later than the day on which the Company’s initial public offering becomes effective, the exercise price per share of Stock under the Take Ownership Grants shall be the Fair Market Value on the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock to such Participants.

•	Amount of the Take Ownership Grants. Each Participant selected to receive a Take Ownership Grant shall be entitled to receive an Option to purchase 50 shares of Stock. Such Option shall be designated as a Non-Qualified Stock Option.

•	Time and Conditions of Exercise. The Take Ownership Grants shall become fully exercisable on the second anniversary of the date of grant.

•	Payment. The Committee shall determine the methods by which the exercise price of the Take Ownership Grants may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

•	Evidence of Grant. All Take Ownership Grants shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall provide that upon a Participant’s termination of employment or service with the Company or a Subsidiary for any reason, the Participant may, at any time within 90 days after the effective date of the Participant’s termination, exercise the Take Ownership Grant to the extent that the Participant was entitled to exercise the Take Ownership Grant at the date of termination, provided that in no event shall the Take Ownership Grant be exercisable after its expiration date, as provided in the Award Agreement. The Award Agreement shall also include such other provisions as determined by the Committee.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

      13.1  Stand-Alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      13.2  Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      13.3  Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      13.4  Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      13.5  Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      13.6  Beneficiaries. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      13.7  Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

      13.8  Acceleration Upon a Change of Control. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1  General.

•	Shares Available for Grant. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

•	Outstanding Awards — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

•	Outstanding Awards — Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

•	Outstanding Awards — Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise of such Award; or

(2) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option, a stock appreciation right, restricted stock award, performance share award or performance-based award with respect to, as appropriate, some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, stock appreciate right, restricted stock award, performance share award or performance-based award or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock award, performance share award or performance-based award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

•	Outstanding Awards — Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

•	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

      15.1  Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      15.2  Awards Previously Granted. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 16

PROVISIONS RELATING TO FRENCH EMPLOYEES

      Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall apply to Awards granted to any employee who is a French citizen or who works primarily in France as of the grant date (referred to herein as “French Employee”).

      16.1  Consultants. Notwithstanding anything to the contrary herein, no French Employee who would otherwise be considered a consultant under French law may be granted an Award under the Plan.

      16.2  Termination for Cause. The last sentence of Section 3.1(d) (definition of Cause) shall not apply to French Employees.

      16.3  Ten Percent Owners. Notwithstanding Section 6.1(a) above, no Award shall be granted to any French Employee who holds more than ten percent of the Stock on the grant date.

      16.4  Exercise Price. Notwithstanding Section 7.1(a) above, all Awards granted to French Employees shall be granted at an exercise price per share equal to Fair Market Value per share as of the grant date.

      16.5  Time Limitations. No Options shall be granted to any French Employee five years after the later of (a) the date the Company’s stockholders initially approved the Plan, or (b) the date the Plan has been subsequently re-authorized, in its original form or as amended from time to time by the Board, by the Company’s stockholders.

      16.6  Vesting of Options. Notwithstanding Section 7.1(b) above, no portion of any Award granted to a French Employee shall become exercisable before the five-year anniversary of the grant date.

      16.7  Effect of Participant’s Death. Notwithstanding Section 7.1(b) or any other provision hereof, upon a French Employee’s death, the vested portion of such Participant’s Award shall remain exercisable for a period of six months after the date of his death and shall be exercisable by his heirs.

      16.8  Exchange of Options. Notwithstanding Section 13.2 above, the Company shall not terminate any portion of an Award granted to any French Employee.

      16.9  Adjustment of Options. Notwithstanding Section 14.1 herein, any adjustment made to any Award granted to a French Employee shall comply with applicable French law.

ARTICLE 17

GENERAL PROVISIONS

      17.1  No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      17.2  No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      17.3  Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

      17.4  No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

      17.5  Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      17.6  Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      17.7  Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      17.8  Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      17.9  Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      17.10  Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      17.11  Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      17.12  Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      17.13  Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

Appendix B

ON SEMICONDUCTOR CORPORATION

(Formerly Known As SCG Holding Corporation)

2000 EMPLOYEE STOCK PURCHASE PLAN

(As Adopted by the Board of Directors on February 17, 2000;
Amended and Restated April 21, 2000)

      1.  Purpose. The purpose of this SCG Holding Corporation 2000 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by eligible employees of SCG Holding Corporation (the “Company”) and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

      2.  Definitions. For purposes of the Plan, in addition to the terms defined in Section 1, the following terms are defined:

(a) “Board” means the Board of Directors of the Company.

(b) “Cash Account” means the account maintained on behalf of a Participant by the Company for the purpose of holding cash contributions withheld from payroll pending investment in Stock.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Custodian” means Solomon Smith Barney or any successor or replacement appointed by the Board or its delagatee under Section 3(a).

(e) “Earnings” means a Participant’s salary or wages, including bonuses, for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

(f) “Fair Market Value” means the closing price of the Stock on the relevant date as reported on NASDAQ (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported; provided, however, that for any Offering Period beginning on the IPO Date, the Fair Market Value of the Stock on the first day of such Offering Period shall be deemed to be the price at which the Company’s Stock is offered under its initial public offering of Stock.

(g) “IPO Date” means the date on which the Company’s initial public offering of Stock is consummated.

(h) “Offering Period” means the period beginning on the IPO Date and ending on the last day of the next calendar quarter, and every three-month period thereafter. For Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to Participants residing in that jurisdiction is later than the day on which the Company’s initial public offering becomes effective, the Offering Period means the period beginning on the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to such Participants and ending on the last day of the next calendar quarter, and every three-month period thereafter.

(i) “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.

(j) “Purchase Right” means a Participant’s option to purchase Stock that is deemed to be outstanding during an Offering Period. A Purchase Right represents an “option” under Section 423 of the Code.

(k) “Stock” means the common stock of the Company.

(l) “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired under the Plan.

(m) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

      3.  Administration.

      (a)  Board Administration. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than its authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

      (b)  The Custodian. The Custodian will act as custodian under the Plan, and will perform duties under the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain Participants Stock Accounts and any subaccounts as may be necessary or desirable to administer the Plan.

      (c)  Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance on an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

      (d)  Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period in accordance with Code Section 423(b)(5).

      4.  Stock Subject to Plan. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 1,500,000. If, at the end of any Offering Period, the number of shares of Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Stock then available under the Plan, the Board shall make a pro rata allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares of Stock purchased on the open market. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

      5.  Enrollment and Contributions.

      (a)  Eligibility. An employee of the Company or any Subsidiary designated by the Board may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary authorized to participate in the Plan on the first day of the Offering Period, unless one of the following applies to the employee:

(i)	such person has been employed by the Company or a Subsidiary less than 90 days; or

(ii)	such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week; or

(iii)	such person is customarily employed by the Company or a Subsidiary for not more than five months in any calendar year;

(iv)	such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Stock of the Company or any Subsidiary.

      Notwithstanding the above, solely for purposes of the first Offering Period under the Plan, an employee who is employed by the Company or a Subsidiary on the first day of such Offering Period and who is otherwise eligible to participate in the Plan shall not be required to satisfy the 90 day employment period specified in 5(a)(i) above.

      The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary designated by the Board and who is working outside of the United States shall not be eligible to participate in the Plan if the laws of the country in which the employee is working makes the offer of the Purchase Right or the delivery of Stock under the Plan impractical. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall be effective for any individual who is employed by the Company or a Subsidiary and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

      (b)  Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee’s election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least two weeks (or such other period determined by the Board) preceding such Offering Period.

      (c)  Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form designating a different rate of payroll contributions and such new enrollment form is received no later than two weeks (or such other period determined by the Board) prior to the beginning of the next Offering Period.

      (d)  Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant’s Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the

Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, a Participant’s payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased for an Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which form must be received at least two weeks (or such other period determined by the Board) prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant’s new enrollment form is received.

      (e)  Crediting Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant’s Cash Account as soon as practicable after the contributions are withheld from the Participant’s Earnings.

      (f)  No Interest on Cash Accounts. No interest will be credited or paid on cash balances in Participant’s Cash Accounts pending investment in Stock.

      6.  Purchases of Stock

      (a)  Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

(i)	The purchase price of each share of Stock purchased for each Offering Period will equal 85% of the lesser of the Fair Market Value of a share of Stock on the first day of an Offering Period, or the Fair Market Value of a share of Stock on the last day of an Offering Period.

(ii)	Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(a)(i) with the aggregate amount credited to the Participant’s Cash Account as of the last day of an Offering Period.

(iii)	The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

(iv)	The Purchase Right will be automatically exercised on the last day of the Offering Period.

(v)	Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)	The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

      (b)  Purchase of Stock. At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant’s Cash Account will be applied by the Company to purchase Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company or in the open market, as the Board determines. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. After completing purchases for each Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.

      (c)  Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant’s Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. The Company will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 15 calendar days) after a dividend payment date. The purchases will be made directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date or on the open market. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Stock Account will be credited to such Account.

      (d)  Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant’s Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

      (e)  Excess Account Balances. If any amounts remain in a Cash Account following the date on which the Company purchases Stock for an Offering Period as a result of the limitation set forth in Section 6(a)(iii) or for any other reason, such amounts will be returned to the Participant as promptly as practicable.

      7.  Termination and Distributions.

      (a)  Termination of Enrollment. A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

      (b)  Distribution. As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

      8.  General.

      (a)  Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(d)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

      (b)  Statements to Participants. The Participant’s statement will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account (computed to at least three decimal places), and such other information as agreed to by the Custodian and the Company.

      (c)  Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

      9.  General Provisions.

      (a)  Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. In addition, the Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

      (b)  Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

      (c)  No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

      (d)  Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

      (e)  Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval. However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may (i) elect to terminate all outstanding Purchase Rights at such time as the Board may designate, and all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable, or (ii) shorten the Offering Period to such period determined by the Board and use amounts credited to a Participant Cash Account to purchase Stock.

      (f)  No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).

      (g)  Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

      (h)  Plan Year. The Plan will operate on a plan year that begins on January 1 and ends December 31 in each year.

      (i)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

      (j)  Effective Date. The Plan will become effective on the IPO Date, subject to the Plan being approved by shareholders of the Company, at a meeting by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. If the Plan is not approved in accordance with Section 423(b)(2) of the Code, each Participant’s Purchase Right shall be void and amounts credited to the Participant’s Cash Account shall be promptly returned to the Participant.

Appendix C

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS

(Adopted by the Board of Directors on October 18, 1999; and Restated and
Amended as of June 19, 2000)

I.  Purpose:

      The purpose of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of ON Semiconductor Corporation, a Delaware corporation (“Company”) shall be to take such actions, on behalf of the Board, as are necessary: (a) to monitor the integrity of the corporate financial reporting of the Company, (b) to provide to the Board the results of its monitoring and recommendations derived therefrom, (c) to outline to the Board changes made, or to be made, in internal accounting controls noted by the Committee, (d) to nominate the independent outside auditors, (e) to review the independence and performance of the Company’s internal and outside auditors, (f) to oversee that management has the processes in place to assure compliance by the Company with all applicable corporate policies, and legal and regulatory requirements, and (g) to provide such additional information and materials as it may deem necessary to make the Board aware of significant matters relating to the Audit Committee Charter (“Charter”) that require the Board’s attention. The Committee will fulfill its purpose primarily by carrying its responsibilities enumerated in Section III of this Charter.

II.  Composition:

      The Committee shall be comprised of three or more members of the Board. All Committee members shall be independent, except as provided for in the last sentence of this Section II. All Committee members shall have a working familiarity with basic finance and accounting practices such that they are each able to read and understand fundamental financial statements. At least one Committee member shall have accounting or related financial management experience such that he/she has financial sophistication. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board. Notwithstanding anything else in this Section II, one Board member who is not independent, and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the Board member is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.  Authority and Responsibilities:

      The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141(c) of the Delaware General Corporation Law. The Committee shall have the full authority to carry out the following responsibilities:

1.	To select, evaluate, and recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent outside auditors for the ensuing year. (Where appropriate, the Committee has the authority and responsibility to replace the outside auditors.)

2.	To review the engagement of the outside auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

3.	To ensure receipt from the outside auditors of a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard 1.

4.	To actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

5.	To recommend that the full Board take appropriate action to ensure the independence of the outside auditors, including the removal and replacement of such outside auditors, if necessary.

6.	To review and approve all professional services provided to the Company by its outside auditors and consider the possible effect of such services on the independence of such auditors.

7.	To ensure that the outside auditors’ ultimate accountability is to the Board and the Committee, as representatives of the Company’s stockholders.

8.	To assist and interact with the outside auditors in order that they may carry out their duties in the most efficient and cost effective manner and to ensure their accountability to the Board.

9.	To evaluate the cooperation received by the outside auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the auditors to the Company’s needs.

10.	To review with management and the outside auditors the quarterly and annual financial statements and the Form 10-K and Form 10-Q prior to their filings or prior to the release of earnings, including a discussion with the outside auditors of the matters to be discussed by SAS No. 61. The Chairman of the Committee may represent the entire Committee for purposes of these reviews. These meetings may be done in person or telephonically.

11.	To determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

12.	To consult with the outside auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

13.	To review and consider the propriety and ethical implications of events relating to (1) the Company’s Code of Conduct, and (2) any transactions, as reported or disclosed to the Committee by the outside auditors, internal auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

14.	To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

15.	To review significant accounting policy and reporting issues.

16.	To review the activities and organizational structure of the internal audit function, the effectiveness of the internal audit function, and the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

17.	To review with the Company’s counsel any legal matters that could have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or governmental agencies.

18.	To employ, at the Company’s expense, outside accountants, outside counsel and other experts, as it deems necessary, and to have all additional powers necessary to carry out the foregoing functions and such other functions as may be assigned by the Board from time to time.

19.	To review and reassess the adequacy of the Charter at least annually; and receive approval of changes to the Charter from the Board of the Company.

20.	To perform such other acts and have such powers as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

IV.  Meetings:

      The Committee will hold periodic meetings and a minimum of one regular annual review meeting. The President and Chief Executive Officer, any Vice President and Chief Financial Officer may each attend any meeting of the Committee at the invitation of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee. As part of its job to foster open communication, the Committee should meet at least annually with the director of the internal audit department and the outside auditors separately to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chairman should meet with the outside auditors and management quarterly to review the Company’s financial statements consistent with Section III above.

V.  Minutes and Reports:

      Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, and presented to the Board upon its request. Minutes of each meeting shall be maintained in the Secretary’s office of the Company. The Chairman of the Committee shall report to the Board from time to time, at the request of the Board.

VI.  General:

      The powers of the Committee shall be limited, and all activities of the Committee shall be governed, by the provisions of the Bylaws of the Company.

PROXY	PROXY

ON SEMICONDUCTOR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 23, 2001

I appoint Steven P. Hanson, Dario Sacomani and George H. Cave, individually and together, proxies with full power of substitution, to vote all my common stock of ON Semiconductor Corporation (the "Company") which I have the power to vote, at the Annual Meeting of Stockholders to be held at the Wyndham Buttes Resort, 2000 Westcourt Way, Tempe, Arizona 85282 on May 23, 2001, at 9:30 a.m. local time and at any adjournments or postponements of the meeting. In the absence of specific voting directions from me, my proxies will vote in accordance with the Directors’ recommendations on the reverse side of this card. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE, (2) APPROVAL OF AN AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN, (3) APPROVAL OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AND (4) RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE THE OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

ON SEMICONDUCTOR CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR Proposals 1 through 4.

1. To elect three Class II Directors - Nominees: David Bonderman, Justin Chang, and John Legere ________________________________	For All	Withheld All	For all except nominees written in below

Except nominee(s) written above. To withhold authority to vote for any individual nominee, write name(s) of nominee(s) above.

2. TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY’S 2000 STOCK INCENTIVE PLAN	For	Against	Abstain

3. TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN AND TO LIMIT THE NUMBER OF SHARES ISSUABLE TO ANY PARTICIPANT	For	Against	Abstain

4. TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS	For	Against	Abstain

Please sign exactly as name(s) appear on your common stock certificates. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

Dated:_____________________________, 2001

____________________________________________

Signature

____________________________________________

Signature

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

FOLD AND DETACH HERE